Exhibit 3.190

State of Delaware Secretary of State Division of Corporations Delivered 04:51 PM 12/27/2012 FILED 04:51 PM 12/27/2012 SRV 121397368 - 4769167 FILE

STATE OF DELAWARE CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

LIMITED PARTNERSHIP PURSUANT TO

SECTION 17-217 OF THE LIMITED PARTNERSHIP ACT

1. The jurisdiction where the Limited Liability Company first formed is Delaware.

2. The jurisdiction immediately prior to filing this Certificate is Delaware.

3. The date the limited liability company was first formed is December 18, 2009.

4. The name of the limited liability company immediately prior to filing this Certificate is Health Management Associates, LLC.

5. The name of the Limited Partnership as set forth in the Certificate of Limited Partnership is Health Management Associates, LP.

S2 IVII

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 27th day of December 2012.

By:	/s/ Kathleen K. Holloway

	Name:	Kathleen K. Holloway
	Title:	Authorized Person

S2 IVII

State of Delaware Secretary of State Division of Corporations Delivered 04:51 PM 12/27/2012 FILED 04:51 PM 12/27/2012 SRV 121397368 - 4769167 FILE

STATE of DELAWARE

CERTIFICATE of LIMITED PARTNERSHIP

The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

First: The name of the limited partnership is Health Management Associates, LP.

Second: The address of its registered office in the State of Delaware is: Company Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Company Trust Company.

Third: The name and mailing address of the sole general partner is as follows: Health Management General Partner, LLC, 5811 Pelican Bay Blvd., Suite 500, Naples, FL 34108.

(Signature page follows)

S2 IVII

IN WITNESS WHEREOF, the undersigned has executed this Certificate of limited Partnership as of the 27th day of December, 2012, A.D.

HEALTH MANAGEMENT GENERAL PARTNER, LLC GENERAL PARTNER

BY:	/s/ Kathleen K. Holloway

	Name:	Kathleen K. Holloway
	Title:	ASSISTANT SECRETARY

S2 IVII

December 27, 2012

Health Management Associates, LP

5811 Pelican Bay Blvd., Suite 500

Naples, Florida 34108

To Whom It May Concern:

Health Management Associates, Inc. is aware of, consents to and approves of the use of “Health Management Associates” in the name of the limited partnership, “Health Management Associates, LP”.

Very truly yours,

HEALTH MANAGEMENT ASSOCIATES, INC.

By:	/s/ Robert E. Farnham

	Name:	Robert E. Farnham
	Title:	Senior Vice President Finance

HMA.COM

5811 Pelican Bay Blvd., Suite 500

Naples, FL 34108